Amendment to
JNL Variable Fund LLC Rule 12b-1 Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”), to its Rule 12b-1 Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and amended on May 30, 2013, September 16, 2013, June 4, 2014, September 15, 2014, April 27, 2015 and September 28, 2015 by the Company on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, the following fund name change has been approved by the Board of Managers of the Company:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the Company has agreed to amend Schedule A of the Plan to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Company hereby agrees to amend the Plan as follows:

Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed, effective as of April 25, 2016.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman

Name:	Kristen K. Leeman

Title:	Assistant Secretary

Schedule A
Dated April 25, 2016

Fund	Class	Maximum 12b-1 Fee[1]
JNL/Mellon Capital Dow Index Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 100 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1